                                                                   Exhibit 10.39

                            FIRST AMENDMENT TO LEASE

         This First Amendment to Lease (the "AMENDMENT") is made and entered into this 1st day of October, 1999 (the "EFFECTIVE DATE") by and between PARK WEST E-3 ASSOCIATES, a Texas joint venture ("LANDLORD") and MINDSPRING ENTERPRISES, INC., a Delaware corporation ("TENANT").

                              W I T N E S S E T H:

         WHEREAS, Landlord and NETCOM On-Line Communications Services, Inc. ("NETCOM") entered into a Lease (the "LEASE") dated February 23, 1996, whereby Landlord leased to NETCOM and NETCOM leased from Landlord certain premises (the "INITIAL PREMISES") consisting of the entire first floor and the mezzanine level of the building located at 1607 LBJ Freeway, Dallas, Texas, and containing 60,827 net rentable square feet;

         WHEREAS, NETCOM assigned its right, title and interest in the Lease to Tenant pursuant to that certain Assignment and Assumption of Lease dated March 8, 1999, between NETCOM, as Assignor, and Tenant, as Assignee; and

         WHEREAS, Landlord and Tenant desire to amend the Lease as set forth below.

         NOW, THEREFORE, in consideration of the benefits to accrue to the parties hereto and of the mutual agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree:

         1. The Term of this Lease is hereby extended such that the Expiration Date of this Lease is hereby amended to be September 30, 2004.

         2. Rider No. 2 to the Lease is hereby deleted in its entirety, and is replaced for all purposes by Rider No. 2 attached hereto.

         3. Rider No. 4 to the Lease is hereby deleted in its entirety, and the terms and provisions thereof are null and void and of no force or effect.

         4. Effective on September 30, 2002, the area of the Premises shall be increased to incorporate that certain space more particularly described on Exhibit A attached hereto and made a part hereof (the "SECOND FLOOR SPACE"). The area of the Second Floor Space shall be measured in accordance with 1996 BOMA National Standards ANSI Z265. The Base Rent for the Second Floor Space shall be the product of Twenty-Two and 40/100 Dollars ($22.40) times the number of net rentable square feet comprising the Second Floor Space for the period commencing on September 30, 2002 through September 30, 2004. It is understood and agreed that the Base Rent for the Second Floor Space set forth herein represents a "full-service" rental rate, excluding charges for Tenant's electrical usage, which shall be additional charges to be paid by Tenant. As of September 30, 2002, all references in the Lease to the Premises shall refer to the original Premises plus the Second Floor Space.

         5. Base Rent for the Initial Premises shall be the product of 60,827 times (a) Six and 59/100 Dollars ($6.59) for the period commencing October 1, 1999 through September 30, 2000; (b) Seven and 89/100 Dollars ($7.89) for the period commencing October 1, 2000 through September 30, 2001; (c) Eight and 81/100 Dollars ($8.81) for the period commencing October 1, 2001 through September 30, 2002; and (d) Nine and 89/100 Dollars ($9.89) for the period commencing October 1, 2002 through September 30, 2004. It is understood and agreed that the Base Rent rates set forth herein are "triple net" rental rates and that Tenant shall be responsible for the payment of the Operating Costs (as such term is defined in Section 5.02 of the Lease, and without regard to any "Base Year" computation) attributable to the Initial Premises.

         6. Commencing on October 1, 1999, and continuing through the remainder of the Term of this Lease, (a) Tenant shall no longer be obligated to pay Additional Rent pursuant to Article 5 with respect to the Initial Premises, and (b) Tenant shall be responsible for the payment of all Operating Costs relating to the Initial Premises. Tenant shall pay Operating Costs as described in Article 5 Section 5.01 (A). Landlord's calculation for Operating Costs shall not include any base year or expense stop. Tenant shall continue to pay Operating Costs in accordance with the then current budget until Landlord provides a revised statement. Such costs shall be deemed to be Rent for the purposes of Article 13 of this Lease.

         7. Effective on September 30, 2002, Tenant shall be entitled to an additional sixty (60) Parking Permits for an additional sixty (60) unassigned parking spaces to those provided in Section 1.01P. of the Lease. The total number of parking permits allocated to Tenant shall be 312 [being the sum of 252 (the number allocated to the Initial Premises) and 60 (the number allocated to the Second Floor Space)]. All such Parking Permits shall be at no charge during the Initial Term expiring on September 30, 2004, shall be used in common with other persons in the Parking Facility, and shall be subject to the terms of
Article 6 of the Lease.

                  Reference is made to that certain Sublease attached hereto as Exhibit C (the "SUBLEASE"). Landlord and Tenant agree that as of September 30, 2002, the terms and provisions of Paragraph 12 of the Sublease shall be incorporated into the Lease as if set forth herein except that (i) all references therein to "sixty-two (62)" shall be changed to read "sixty (60)" and
(ii) all references therein to "Sublessor,"

"Subtenant" and "Sublease" shall be changed to read "Landlord," "Tenant," and "Lease," respectively.

         8. The Base Year Operating Costs for the Second Floor Space shall be the actual grossed up Operating Costs for calendar year 2002 for the Project, as determined on a per NRSF basis.

         9. Tenant accepts the Premises in their "as is" condition as of the Effective Date.

         10. All capitalized terms not otherwise defined herein shall have the meanings ascribed to said terms in the Lease.

         11. This Amendment shall be governed by the laws of the State of Texas.

         12. Except as expressly modified herein, the Lease shall continue in full force and effect and all terms of the Lease are ratified and reconfirmed. In the event of any conflict or inconsistency between the terms and provisions of this Amendment and those of the Lease, the terms and provisions of this Amendment shall govern and control.

         IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the Effective Date.

LANDLORD:

PARK WEST E-3 ASSOCIATES,
a Texas joint venture

By:       PRENTISS/COPLEY INVESTMENT GROUP,
          managing venturer

         By:      PAC/SIB L.L.C.,
                  managing partner

                  By:      PACIFIC REALTY ASSOCIATES, L.P.,
                           managing member

                           By:      PACTRUST REALTY, INC.,
                                    general partner

                                    By: /s/ Peter F. Bechen
                                        -----------------------
                                    Name:      Peter F. Bechen
                                         ----------------------
                                    Title:     President & CEO
                                          ---------------------

TENANT:

MINDSPRING ENTERPRISES, INC.,
a Delaware corporation

By: /s/ John Bushfield
   -------------------------
Name:     John Bushfield
    ------------------------
Title:    Vice President
     -----------------------